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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                       FORM 8-K  AMENDED

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d)
            of the Securities Exchange Act of 1934



                        October 1, 1997
                    Date of Report (Date of
                    earliest event reported)



                     FCS LABORATORIES, INC.
     (Exact name of Registrant as specified in its charter)



                      Commission File Number
                            0-13154



        Arizona                               95-2568559
(State of Incorporation)              (I.R.S. Employer ID Number)



2330 S. Industrial Park Ave., Tempe, Arizona          85282
(Address of principal executive offices)           (Zip Code)



                         (602) 966-7248
      (Registrant's telephone number, including area code)


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Item 4 - Changes in the Registrant's Certifying Accountant


FCS Laboratories, Inc. (the "Company") announced the appointment of Rosenberg Rich Baker Berman & Company to audit the Company's books and records for the fiscal year ended September 30, 1997.

The firm McGladrey & Pullen, LLP had served as the Company's auditors during fiscal 1992, and since then they have continued as the Company's accountant of record but did not provide any substantive services, due to cost considerations only. On October 1, 1997, the Company made the decision, effective on that date, to not reappoint McGladrey & Pullen, LLP, and to appoint Rosenberg Rich Baker Berman & Company as the Company's accountant.

The appointment will be submitted for ratification to the Company's Shareholders at their next annual meeting. The decision of the Board of Directors of the Company was based on the recommendation of its Audit Committee and was prompted by cost considerations only.

In its announcement, the Company emphasized that there have been no disagreements between the Company and McGladrey and Pullen, LLP. Their accountant's report on the 1992 financial statements, the last statements actually audited, contained no adverse opinion or disclaimer of opinion, although the report contained an emphasis paragraph related to the Company's ability to continue as a going concern, with which the Company was in agreement.


Item 7 - Exhibits

     (c) Exhibit 16 - Letter on Change in Certifying Accountant












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                         Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, authorized officer.











Date:  October 17, 1997                FCS LABORATORIES, INC.



                                       /S/ Nicholas A. Gallo, III

                                       Nicholas A. Gallo, III
                                       Chairman, member of the
                                       Board of Directors and
                                       President




















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